Tait, Weller & Baker
2 Penn Center Plaza
Philadelphia, Pennsylvania 19102
October 27, 1995

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The Board of Trustees
First Union Funds:

     With respect to this Post Effective Amendment No. 42 to the Registration Statement on Form N-1A of Evergreen Investment Trust, formerly First Union Funds, we consent to the use of our reports, dated October 16, 1995, incorporated by reference and to the reference to our Firm under the headings "Financial Highlights" in Part A of the the Registration Statement and "Financial Statements" in Part B of the Registration Statement.

     o Evergreen  Florida Municipal Bond Portfolio
     o Evergreen  Georgia Municipal Bond  Portfolio
     o Evergreen  North  Carolina  Municipal  Bond  Portfolio
     o Evergreen  South Carolina  Municipal  Bond  Portfolio
     o Evergreen  Virginia Municipal  Bond  Portfolio
     o Evergreen  High Grade Tax Free  Portfolio
     o Evergreen  Treasury Money Market Fund


By:  KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
October 27, 1995